EXHIBIT 31.1

CERTIFICATION

I, Stephen G. Waldis, certify that:

1.                      I have reviewed this Quarterly Report on Form 10-Q/A of Synchronoss Technologies, Inc.;

2.                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 24, 2014	/s/ Stephen G. Waldis
Stephen G. Waldis
Chairman of the Board of Directors & Chief Executive Officer (Principal Executive Officer)